UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 21, 2007

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-11459	PPL Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-2758192

333-74794	PPL Energy Supply, LLC (Exact name of Registrant as specified in its charter) (Delaware) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-3074920

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events

PPL Corporation (“PPL”) and its indirect, wholly owned subsidiary, PPL Energy Supply, LLC (“PPL Energy Supply”) reported discontinued operations in their respective reports on Form 10-Q for the three months ended March 31, 2007, as a result of the previously disclosed anticipated sale of their Latin America subsidiaries in Bolivia, El Salvador and Chile.  As required by Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long Lived Assets,” PPL and PPL Energy Supply presented in those reports the results of operations from these subsidiaries in “(Loss) Income from Discontinued Operations” in the Condensed Consolidated Statements of Income for the three months ended March 31, 2007 and 2006.  The assets and liabilities of these operations were classified as held for sale at March 31, 2007.

As a result of these discontinued operations, PPL and PPL Energy Supply are filing this Form 8-K with the exhibits hereto to conform certain financial information presented in their Form 10-K reports for the year ended December 31, 2006, to the presentation of the discontinued operations in their first quarter 2007 Form 10-Q reports.

The changes to the prior period financial statements reflected in the exhibits to this Form 8-K have no effect on PPL’s or PPL Energy Supply’s net income originally reflected in those financial statements.  Furthermore, as the exhibits to this Form 8-K only conform the financial information and disclosures in PPL’s and PPL Energy Supply’s 2006 Form 10-K reports to reflect the discontinued operations, they should be read in conjunction with those periodic reports as originally filed with the Securities and Exchange Commission.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

	23.1 -	Consent of Ernst & Young LLP – PPL Corporation
	23.2 -	Consent of Ernst & Young LLP – PPL Energy Supply, LLC
	23.3 -	Consent of PricewaterhouseCoopers LLP – PPL Corporation
	23.4 -	Consent of PricewaterhouseCoopers LLP – PPL Energy Supply, LLC
99.1 -
Selected Financial Data; Management’s Discussion and Analysis of Financial Condition and Results of Operation; and Financial Statements and Supplementary Data of PPL and PPL Energy Supply for the year ended December 31, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ J. Matt Simmons, Jr.
J. Matt Simmons, Jr. Vice President and Controller

PPL ENERGY SUPPLY, LLC

By:	/s/ J. Matt Simmons, Jr.
J. Matt Simmons, Jr. Vice President and Controller

Dated:                      June 21, 2007